UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2006

IAC/InterActiveCorp

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

On October 31, 2006, the Registrant issued a press release announcing its results for the quarter ended September 30, 2006.  The full text of the press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

The attached document is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

RECONCILIATION

Set forth below is a reconciliation of Revenue, Operating Income Before Amortization and Operating Income, excluding results from IAC Search & Media (formerly, Ask Jeeves, Inc.), expenses and intercompany eliminations related to the Expedia spin-off and, for Operating Income only, a non-cash compensation charge taken during the third quarter of 2005 relating to the spin-off:

(Dollars in millions; rounding differences may occur)

	Q3 2006	Q3 2005	Variance
REVENUE
IAC (as reported).	$1,603.0	$1,444.4	11.0%
Excluding IAC Search & Media	(116.6)	(70.9)	—
IAC (Adjusted)	$1,486.4	$1,373.6	8.2%

OPERATING INCOME BEFORE AMORTIZATION
IAC (as reported)	$171.8	$154.2	11.4%
Excluding IAC Search & Media/expenses and intercompany eliminations related to the Spin-off	(14.1)	(2.0)	—
IAC (Adjusted).	$157.7	$152.3	3.6%

OPERATING INCOME
IAC (as reported).	$109.5	$19.2	469.1%
Excluding IAC Search & Media/expenses and intercompany eliminations related to the Spin-off/$67 million non-cash compensation charge in Q305 relating to the Spin-off	3.9	75.1	—
IAC (Adjusted)	$113.4	$94.4	20.2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Gregory R. Blatt
Name:	Gregory R. Blatt
Title:	Executive Vice President and
General Counsel

Date:  October 31, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of IAC/InterActiveCorp dated October 31, 2006.